UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


November 20, 1998
(Date of earliest event reported)

Commission file number:  0-20704

                     ACX TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)

        Colorado                            84-1208699
(State or other jurisdiction            (I.R.S. Employer
of incorporation or organization)       Identification No.)

 16000 Table Mountain Parkway, Golden, Colorado    80403
(Address of principal executive offices)         (Zip Code)

                         (303) 271-7000
      (Registrant's telephone number, including area code)



Item 7.  Financial Statements and Exhibits.

On November 20, 1998, ACX Technologies, Inc. entered into a two-year, $250 million credit agreement with a group of financial institutions. The credit agreement is included with this filing as Exhibit 10.1.

The Financial Data Schedules of ACX Technologies, Inc. have been amended for SFAS No. 128 and are included with this filing as Exhibits 27.1 through 27.6, for the six quarters June 30, 1996 through September 30, 1997.







                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 22, 1998                  ACX TECHNOLOGIES, INC.



                                   By:/s/ Beth A. Parish
                                   ---------------------------
                                   Beth A. Parish
                                   (Controller and Principal
                                   Accounting Officer)